Exhibit 99.1

NEWS RELEASE

CONTACT:

Jonathan Goldberg, Senior Director of Corporate Development

ir@psemi.com

858-795-0161

Investor Relations Contact:

The Blueshirt Group

Suzanne Schmidt or Melanie Friedman

415-217-4962; 415-217-4964

Suzanne@blueshirtgroup.com

Melanie@blueshirtgroup.com

Peregrine Semiconductor Announces Second Quarter 2013 Financial Results

•	Second quarter revenue of $52.4 million

•	GAAP second quarter diluted loss per share of $0.01

•	Non-GAAP second quarter diluted income per share of $0.03

San Diego, California, July 29, 2013 — Peregrine Semiconductor Corporation (Peregrine Semiconductor) (NASDAQ: PSMI), a fabless provider of high-performance radio frequency integrated circuits (RFICs), today announced its second quarter 2013 fiscal year financial results.

Second quarter 2013 revenue was $52.4 million, compared with $43.6 million for the same period in 2012.

As reported under U.S. generally accepted accounting principles (GAAP), second quarter 2013 net loss was $448,000, compared with a GAAP net loss of $26,000 in the same period in 2012. Diluted net loss per share was $0.01 for the second quarter of 2013 and 2012.

Non-GAAP net income for the second quarter of 2013 was $1.2 million, or $0.03 per diluted share based on weighted average shares outstanding of 35.7 million. This compares with non-GAAP net income of $1.0 million or $0.03 per diluted share based on weighted average shares outstanding of 29.5 million for the same period in 2012.

Gross margin on a GAAP basis for the second quarter of 2013 was 39.6% of revenue, compared to 37.2% of revenue for the same period in 2012. Gross margin on a non-GAAP basis for the second quarter of 2013 was 40.0% of revenue, compared to 37.5% of revenue for the same period in 2012.

“We continued to make great strides in the second quarter of 2013, further demonstrating our leadership position in high-performance RF with new products such as our latest RF switches, which enable carrier aggregation in the first handsets launched on an LTE-Advanced network. We also believe the completion of a multi-year sourcing agreement with Murata for RF switches based on our proprietary UltraCMOS® technology validates the importance of our intellectual property in the marketplace,” commented Jim Cable, Chief Executive Officer. “We remain confident in our future growth prospects and continue to expand our product offerings in all areas of high-performance RF, including several new developments announced at the International Microwave Symposium in June that have applications beyond the handset in key markets such as wireless infrastructure, defense, and test and measurement equipment.”

NEWS RELEASE

Business Outlook

For the third quarter of 2013, the company expects revenue to be in the range of $58 million to $62 million. Third quarter GAAP gross margin is expected to be in the range of 42% to 44%.

Quarterly Conference Call Today

Jim Cable, President and Chief Executive Officer, and Jay Biskupski, Chief Financial Officer, will host a second quarter 2013 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-303-8027 (toll free) or 1-760-536-5165 (international). The passcode is 14494609. A live and archived webcast of the call will be available on Peregrine’s website at http://investors.psemi.com/ for one week following the live call.

Use of GAAP and Non-GAAP Financial Measures

Peregrine Semiconductor prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as gross margin, net income and loss per share information for the three and six months ended June 29, 2013, and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. However, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

NEWS RELEASE

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Use of Forward Looking Statements

This press release contains forward looking statements regarding our management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; intellectual property risks; intense competition in our industry; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; consumer acceptance of our customers’ products that incorporate our solutions; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products.

For further information regarding risks and uncertainties associated with Peregrine’s business, please refer to the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Form 10-K for the year ended December 29, 2012, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.psemi.com/. Please also note that forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

NEWS RELEASE

About Peregrine Semiconductor

Peregrine Semiconductor (NASDAQ: PSMI) is a fabless provider of high-performance radio frequency integrated circuits (RFICs). Our solutions leverage our proprietary UltraCMOS® technology, an advanced RF Silicon-On-Insulator process. Our products deliver what we believe is an industry-leading combination of performance and monolithic integration, and target a broad range of applications in the aerospace and defense, broadband, industrial, mobile wireless device, test and measurement equipment, and wireless infrastructure markets. Additional information is available on our website at http://www.psemi.com.

The Peregrine Semiconductor name, logo and UltraCMOS are registered trademarks, and DuNE, and HaRP are trademarks of Peregrine Semiconductor Corporation in the U.S.A., and other countries. All other trademarks are the property of their respective owners.

(Tables Follow)

NEWS RELEASE

Peregrine Semiconductor Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net revenue	$52,365	$43,639	$98,990	$80,334
Cost of net revenue	31,646	27,398	58,454	52,858

Gross profit	20,719	16,241	40,536	27,476
Operating expense:
Research and development	10,476	7,721	20,640	14,163
Selling, general and administrative	10,557	8,081	21,277	15,193

Total operating expense	21,033	15,802	41,917	29,356

Income (loss) from operations	(314)	439	(1,381)	(1,880)
Interest expense, net	(59)	(354)	(138)	(1,034)
Other expense, net	(15)	(86)	(49)	(80)

Loss before income taxes	(388)	(1)	(1,568)	(2,994)
Provision for income taxes	60	25	88	74

Net loss	$(448)	$(26)	$(1,656)	$(3,068)

Basic and diluted net loss per share:	$(0.01)	$(0.01)	$(0.05)	$(1.10)

Shares used to compute basic and diluted net loss per share:	32,171	2,814	32,048	2,790

NEWS RELEASE

Peregrine Semiconductor Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 29, 2013	December 29, 2012
Assets
Current assets:
Cash and cash equivalents	$18,590	$44,106
Short-term marketable securities	27,566	30,361
Accounts receivable, net	20,128	13,353
Inventories	60,209	57,017
Prepaids and other current assets	7,305	11,108

Total current assets	133,798	155,945
Property and equipment, net	23,678	22,871
Long-term marketable securities	10,636	18,892
Other assets	208	210

Total assets	$168,320	$197,918

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$15,897	$22,306
Accrued liabilities	9,916	12,672
Accrued compensation	4,326	5,726
Customer deposits	8,119	24,425
Deferred revenue	7,765	12,755
Current portion of obligations under capital leases	9	11

Total current liabilities	46,032	77,895
Obligations under capital leases, less current portion	21	18
Other long-term liabilities	929	886
Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	344,085	340,221
Accumulated deficit	(222,591)	(220,935)
Accumulated other comprehensive loss	(188)	(199)

Total stockholders’ equity	121,338	119,119

Total liabilities and stockholders’ equity	$168,320	$197,918

NEWS RELEASE

Peregrine Semiconductor Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 29, 2013	June 30, 2012
Operating activities
Net loss	$(1,656)	$(3,068)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,104	1,949
Stock-based compensation	3,126	1,964
Revaluation of warrants to fair value	—	633
Imputed interest related to deposit arrangements, net	(60)	144
Amortization of premium and discount on investments, net	210	—
Cash received for lease incentive	135	—
Changes in operating assets and liabilities:
Accounts receivable	(6,780)	(5,048)
Inventories	(3,191)	(12,652)
Prepaids and other current and noncurrent assets	4,236	(8,359)
Accounts payable and accrued liabilities	(11,107)	15,928
Customer deposits	(11,425)	31,058
Deferred revenue	(4,884)	385

Net cash provided by (used in) operating activities	(28,292)	22,934
Investing activities
Purchase of property and equipment	(3,900)	(6,126)
Purchase of marketable securities	(8,882)	—
Sale of marketable securities	19,718	—

Net cash provided by (used in) investing activities	6,936	(6,126)
Financing activities
Payments on obligations under capital leases	(12)	(261)
Payments on notes payable	—	(425)
Proceeds from line of credit	—	3,000
Payments on customer deposit financing arrangement	(4,881)	—
Proceeds from exercise of stock options	734	99
Proceeds from customer deposit financing arrangement	—	12,000
Costs paid in connection with initial public offering	—	(425)

Net cash provided by (used in) financing activities	(4,159)	13,988
Effect of exchange rate changes on cash and cash equivalents	(1)	3

Net change in cash and cash equivalents	(25,516)	30,799
Cash and cash equivalents at beginning of period	44,106	12,119

Cash and cash equivalents at end of period	$18,590	$42,918

NEWS RELEASE

Peregrine Semiconductor Corporation

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	June 29, 2013		June 30, 2012		June 29, 2013		June 30, 2012
Gross profit—GAAP	$20,719	39.6%	$16,241	37.2%	$40,536	40.9%	$27,476	34.2%
Non-cash compensation expense (1)	218	0.4	128	0.3	414	0.5	271	0.3

Gross profit—Non-GAAP	$20,937	40.0%	$16,369	37.5%	$40,950	41.4%	$27,747	34.5%

Income (loss) from operations—GAAP	$(314)	(0.6)%	$439	1.0%	$(1,381)	(1.4)%	$(1,880)	(2.3)%
Non-cash compensation expense (1)	1,660	3.2	984	2.3	3,126	3.2	1,964	2.4

Income from operations—Non-GAAP	$1,346	2.6%	$1,423	3.3%	$1,745	1.8%	$84	0.1%

Net loss—GAAP	$(448)	(0.9)%	$(26)	(0.1)%	$(1,656)	(1.7)%	$(3,068)	(3.8)%
Non-cash compensation expense (1)	1,660	3.2	984	2.3	3,126	3.2	1,964	2.4

Net income (loss)—Non-GAAP	$1,212	2.3%	$958	2.2%	$1,470	1.5%	$(1,104)	(1.4)%

Diluted net loss per share attributable to common stockholders—GAAP	$(0.01)		$(0.01)		$(0.05)		$(1.10)
Adjustment to reflect conversion of preferred stock at the beginning of period	—		0.01		—		0.98
Non-cash compensation expense	0.04		0.03		0.09		0.08

Diluted net income (loss) per share—Non-GAAP	$0.03		$0.03		$0.04		$(0.04)

Net loss attributable to common stockholders—GAAP	$(448)		$(26)		$(1,656)		$(3,068)

Net income (loss)—Non-GAAP	$1,212		$958		$1,470		$(1,104)

Shares used to compute diluted net loss per share attributable to common stockholders—GAAP	32,171		2,814		32,048		2,790
Adjustment to reflect conversion of preferred stock at the beginning of period	—		22,365		—		22,367
Dilutive effect of stock options and warrants	3,514		4,317		3,659		—

Shares used to compute diluted net income (loss) per share—Non-GAAP	35,685		29,496		35,707		25,157

(1)	Includes stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Cost of net revenue	$218	$128	$414	$271
Research and development	480	299	997	567
Selling, general and administrative	962	557	1,715	1,126

Total	$1,660	$984	$3,126	$1,964

###